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                               OPTION AGREEMENT

        THIS OPTION AGREEMENT (the "Agreement") is made as of January 31, 1996, by and between BROOKS FIBER PROPERTIES, INC., a Delaware corporation (the "Company"), and RONALD H. VANDER POL (the "Shareholder").

                                   RECITALS


        A. Pursuant to the Agreement and Plan of Merger, dated January 17, 1996, by and among the Company, Brooks Fiber Communications of Michigan, Inc., a Michigan corporation, the Shareholder and City Signal, Inc., a Michigan corporation (the "Merger Agreement"), the Shareholder is to receive certain shares of the voting common stock of the Company, par value $0.01 per share ("BFP Voting Common Stock"), in payment of the Merger Consideration under the Merger Agreement (the "Shares").

        B. The Shareholder wishes to have the option to sell the Shares to the Company, and the Company is willing to grant such an option to the Shareholder, on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the covenants contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

        2.      OPTION TO SELL.

        (a) On the earlier of (i) the first anniversary of the Closing Date under the Merger Agreement (the "Anniversary Date"), or (ii) the date of the closing (the "IPO Closing Date") of a firm commitment underwritten initial public offering of BFP Voting Common Stock pursuant to a registration statement which is filed under the Securities Act of 1933, as amended (the "Securities Act"), the Shareholder shall have the option to sell to the Company, and the Company shall have the obligation, upon the exercise of such option, to buy from the Shareholder all or any part of the Shares, at a price of $12.50 per share; provided, however, that with respect to any such Shares which are part of the Holdback at the time of the purchase of such Shares, the Company shall deliver the purchase price for such Shares to the Escrow Agent to be held under the terms of the Holdback Escrow Agreement.

        (b) Notwithstanding the provisions of paragraph (a) above, if the provisions of the Company's Amended and Restated Registration Rights Agreement, dated as June 15, 1995, shall not have been amended, modified or supplemented, to permit the granting to the Shareholder of the demand registration rights described on Attachment A hereto on or prior to the earlier of the Anniversary Date or the IPO Closing Date, the Shareholder may exercise the option granted hereunder at any time thereafter which is prior to the earlier of (i) the date on which such registration rights are granted or (ii) February 1, 1998.


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3.     EXERCISE OF OPTION ON FIRST ANNIVERSARY OF CLOSING.

     (a) The Shareholders may exercise the option set forth in Section 2(a)(i) above by delivering to the Company, not less than 60 days prior to the Anniversary Date, written notice of the Shareholder's irrevocable election to exercise such option.

     (b) If the Shareholder gives such notice, then on the Anniversary Date (or if such date is not a business day on which banks are open in St. Louis, Missouri, then on the next succeeding such business day), the Shareholder shall deliver to the Company certificates representing the Shares, together with a stock power duly executed by the Shareholder, and the Company shall pay to the Shareholder, by wire transfer or certified or cashier's check, an amount equal to $12.50 per share times the number of the Shares.

4.     EXERCISE OF OPTION ON INITIAL PUBLIC OFFERING.

     (a) If, prior to the Anniversary Date, the Company proposes to register any of the BFP Voting Common Stock for a firm commitment underwritten initial public offering thereof under the Securities Act (such registration, if not withdrawn or abandoned being herein called the "IPO Registration"), the Company will give written notice to the Shareholder of such proposal not later than 20 days prior to the anticipated filing date of the IPO Registration. The Shareholder may exercise the option set forth in Section 2(a)(ii) above by delivering to the Company, within 15 days after the date on which the Company shall have given written notice of the IPO Registration to the Shareholder, written notice of the Shareholder's irrevocable election to exercise such option.

     (b) If the Shareholder gives such notice, and a closing occurs for the offering under the IPO Registration, then on the date of such closing the Shareholder shall deliver to the Company certificates representing the Shares, together with a stock power duly executed by the Shareholder, and the Company shall pay to the Shareholder, by wire transfer or certified or cashier's check, an amount equal to $12.50 per share times the number of Shares.

5.     EXERCISE OF OPTION ON EXTENSION.

     (a) The Shareholder may exercise the option set forth in Section 2(b) above by delivering to the Company, prior to the earlier of (i) the date on which the registration rights described in Attachment A hereto are granted or
(ii) February 1, 1998, written notice of the Shareholder's irrevocable election to exercise such option.


     (b) If the Shareholders gives such notice, then not less than five nor more than 10 days thereafter the Shareholder shall deliver to the Company certificates representing the Shares, together with a stock power duly executed by the Shareholder, and the Company shall pay to the Shareholder, by wire transfer or certified or cashier's check, an amount equal to $12.50 per share times the number of Shares.

     6. SECURITY INTEREST. In order to secure the payment obligation of the Company to the Shareholder hereunder, the Company hereby grants to the Shareholder a security interest in

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the assets of the Company listed on Attachment A hereto, such security interest to be subject and subordinate to any rights and security interests held by others in such assets and the creation of such security interest shall be conditioned upon the prior receipt by the Company of all consents required therefor from the holders of such other rights and security interests.

     7. TERMINATION. This Agreement shall terminate upon the earlier to occur of: (i) the termination of the Merger Agreement as provided in Section 9.1 thereof, or (ii) the Anniversary Date.

     8. ASSIGNMENT; BINDING AGREEMENT. Neither this Agreement nor any rights or obligations of the parties may be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties and to their respective successors and permitted assigns.

     9. ENTIRE AGREEMENT AND MODIFICATION. This Agreement and the Merger Agreement constitute the entire agreement between the parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by both of the parties.

     10. NOTICES. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section for, or such other address as may be designated in writing hereafter by, such party:

        (i)     If to the Company:      Brooks Fibers Properties, Inc.
                                        425 Woods Mill Road South
                                        Suite 300
                                        St. Louis, Missouri  63017
                                        Attention:  James C. Allen
                                        Vice Chairman and Chief Executive
                                        Officer
                                        Telephone:  (314) 878-1616
                                        Facsimile:  (314) 579-4654

                with a copy to:         Bryan Cave LLP
                                        211 North Broadway, Suite 3600
                                        St. Louis, Missouri  63102-2750
                                        Attention:  John P. Denneen
                                        Telephone:  (314) 259-2265
                                        Facsimile:  (314) 259-2020


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        (ii)    If to the Shareholder:        Ronald H. VanderPol
                                              2855 Oak Industrial Drive NE
                                              Grand Rapids, MI 49506
                                              Telephone: (616) 224-5000
                                              Facsimile: (616) 224-5108

                with a copy to:               Richard Postma
                                              Miller, Johnson, Snell & Cummiskey
                                              800 Calder Plaza Building
                                              Grand Rapids, Michigan 49503
                                              Telephone: (616) 459-8311
                                              Facsimile: (616) 459-6708

        11. SEVERABILITY. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms to the fullest extent permitted by applicable law.

        12. COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        13. HEADINGS; INTERPRETATION. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. All parties hereto have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

        14. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Missouri without reference to its principles of choice of law.

        IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.



                                  BROOKS FIBER PROPERTIES, INC.

                                  By:  James C. Allen
                                       -----------------------------------------
                                       James C. Allen
                                       Vice Chairman and Chief Executive Officer


                                       -----------------------------------------
                                       RONALD H. VANDERPOL


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(ii)  If to the Shareholder:            Ronald H. VanderPol
                                        2855 Oak Industrial Drive NE
                                        Grand Rapids, MI 49506
                                        Telephone:  (616) 224-5000
                                        Facsimile:  (616) 224-5108

      with a copy to:                   Richard Postma
                                        Miller, Johnson, Snell & Cummiskey
                                        800 Calder Plaza Building
                                        Grand Rapids, MI 49503
                                        Telephone: (616) 459-8311
                                        Facsimile: (616) 459-6708

        11. SEVERABILITY. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms to the fullest extent permitted by applicable law.

        12. COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        13. HEADINGS; INTERPRETATION. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. All parties hereto have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

        14. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Missouri without reference to its principles of choice of law.

        IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

                                BROOKS FIBER PROPERTIES, INC.

                                By:
                                   --------------------------------------------
                                      James C. Allen
                                      Vice Chairman and Chief Executive Officer


                                      Ronald H. VanderPol
                                   --------------------------------------------
                                      RONALD H. VANDERPOL

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                                 ATTACHMENT A

                          DEMAND REGISTRATION RIGHTS

        Subject to the limitations on Demand Registrations contained in Section 2 of the Company's Amended and Restated Registration Rights Agreement, dated as of June 15, 1995, the Shareholder may at any time after the earlier to occur of
(A) January 31, 1997, or (B) the IPO Closing Date, give the Company a written request for a demand registration of all or any part of (but not less than 20%) of his Shares on the terms provided in such Registration Rights Agreement.

        The Registration Expenses of such demand registration shall be borne by the Company as provided in Section 7 of such Registration Rights Agreement.




























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